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                                                                 Exhibit 10.65.2


                                  AMENDMENT TWO

      AMENDMENT TWO (this "AMENDMENT"), dated as of May 29, 2001, by and among EDISON MISSION ENERGY, (the "GUARANTOR"), EME FINANCE UK LIMITED (the "BORROWER"), and BARCLAYS BANK PLC, as Facility Agent (the "FACILITY AGENT") for the Banks (as defined below).

            WHEREAS, the Borrower, certain banks party thereto (the "BANKS"), Barclays Capital and Credit Suisse First Boston, as arrangers, and the Facility Agent have entered into that certain Coal and CAPEX Facility Agreement dated July 16, 1999, the "FACILITY AGREEMENT");

            WHEREAS, pursuant to the Facility Agreement the Guarantor issued that certain Guarantee, dated as of July 16, 1999 (as amended by Amendment One dated as of August 17, 2000 among the Guarantor, Borrower, and the Facility Agent) (the "GUARANTEE"), in favor of the Facility Agent, as Facility Agent for the Banks, which sets forth, INTER ALIA, certain covenants of the Guarantor;

            WHEREAS, pursuant to Clause 22 of the Facility Agreement, the consent of the Majority Banks and the Facility Agent is required for any amendment to the Guarantee;

            WHEREAS, Edison International, the Guarantor's ultimate parent, is contemplating a new debt facility; and

            WHEREAS, the Guarantor and the Borrower have requested, and the Facility Agent and the Majority Banks have agreed, to amend certain provisions of the Guarantee and the Facility Agreement so as to permit the new debt facility.

            NOW, THEREFORE, the parties hereto agree as follows:

            Section 1. DEFINITIONS. Except as otherwise defined in this Amendment, terms defined in the Guarantee are used herein (and in the introductions and recitals hereto) as defined therein.

                           AMENDMENT TWO TO GUARANTEE
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            Section 2. AMENDMENT TO THE GUARANTEE. Subject to the
satisfaction of the conditions precedent specified in Section 3 below, but effective as of the Amendment Effective Date, the Guarantee shall be amended as follows:

            (a) SECTION 1.1 of the Guarantee shall be amended by deleting the definition of "Change in Control" in its entirety.

            (b) SECTION 1.1 of the Guarantee shall be amended by adding the following definitions in alphabetical order:

                        "CASH EQUIVALENT INVESTMENT" means, at any time:
      (a) any evidence of Indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States Government or an agency thereof; or

      (b) other investments in securities or bank instruments rate at least "A" by S&P and "A2" by Moody's or "A-1" by S&P and "P-1" by Moody's and with maturities of less than 366 days; or

      (c) other securities as to which the Borrower has demonstrated, to the satisfaction of the Facility Agent, adequate liquidity through secondary markets or deposit agreements.

                        "CONSOLIDATED NET WORTH" means, at any date, the consolidated stockholders' equity of the Guarantor and its Consolidated Subsidiaries determined as of such date without giving effect to any accumulated other comprehensive gain or loss after December 31, 1999 plus, to the extent not otherwise included therein, (a) the liquidation preference at such date of non-redeemable preferred stock of the Guarantor and (b) Equity Preferred Securities.

                        "CONSOLIDATED OPERATING PROJECTS" means any electric generation facilities, oil and gas properties, trading activities, and operation and maintenance services in which the Guarantor or its Subsidiaries have a direct or indirect ownership greater than 50%.

                        "CONSOLIDATED SUBSIDIARY" means, at any date with respect to any Person, any Subsidiary of such Person or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date.

                           AMENDMENT TWO TO GUARANTEE
                                       2
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                        "DERIVATIVES OBLIGATIONS" of any Person means all
obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions. For purposes of determining the Recourse Debt to Recourse Capital Ratio on any date, the Derivatives Obligations of the Guarantor shall be determined on a "mark to market" basis on such date.

                        "DISTRIBUTIONS" means any interest or principal payments on loans, distributions, management fees and dividends to the Guarantor or any of its Subsidiaries made by a Non-Consolidated Operating Project.

                        "EQUITY PREFERRED SECURITIES" means securities issued by the Guarantor (a) that are not subject to mandatory redemption or the underlying securities, if any, of which are not subject to mandatory redemption, (b) that are perpetual or mature no less than 30 years from the date of issuance, (c) the indebtedness issued in connection with which, including any guaranty, is subordinate in right of payment to the unsecured and unsubordinated indebtedness of the issuer of such indebtedness or guaranty, and (d) the terms of which permit the deferral of payment of interest or distributions thereon to the date occurring after the Commitment Termination Date of July 16, 2004.

                        "FUNDS FLOW FROM OPERATIONS" means, for any period, Distributions plus Operating Cash Flow plus Interest Income during such period less Operating Expenses during such period.

                        "INTEREST COVERAGE RATIO" means, for any period, the ratio of (a) Funds Flow from Operations during such period to (b) Interest Expense for such period.

                        "INTEREST EXPENSE" means the accrued interest expense of all the Guarantor's senior recourse indebtedness, but shall exclude any intercompany obligation on which interest or the equivalent is received by the Guarantor.

                        "MIDWEST" means Midwest Generation, LLC.

                           AMENDMENT TWO TO GUARANTEE
                                       3
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                        "NON-CONSOLIDATED OPERATING PROJECTS" means any
electric generation facilities, oil and gas properties, trading activities, and operation and maintenance services in which the Guarantor or its Subsidiaries have a direct or indirect ownership equal to or less than 50%.

                        "OPERATING CASH FLOW" means, for any period, the excess of accrued Project Revenues during such period less accrued Project Operating Expenses less accrued Project Debt Service during such period from the Consolidated Operating Projects.

                        "OPERATING EXPENSES" means, for any period, all amounts accrued by the Guarantor in the conduct of its business during such period, including utilities, general and administrative expenses, employee salaries, wages and other employment-related costs, fees for letters of credit, surety bonds and performance bonds. Operating Expenses do not include federal and state taxes, depreciation of amortization, and other non-cash charges.

                        "POWERTON/JOLIET GUARANTEES" means, collectively, (i) the Guaranty Agreement dated as of August 17, 2000 made by the Guarantor in favor of Powerton Trust I that, among other things, guarantees the payment by Midwest of certain liabilities payable to Powerton Trust I, (ii) the Guaranty Agreement dated as of August 17, 2000 made by the Guarantor in favor of Powerton Trust II that, among other things, guarantees the payment by Midwest of certain liabilities payable to Powerton Trust II, (iii) the Guaranty Agreement dated as of August 17, 2000 made by the Guarantor in favor of Joliet Trust I that, among other things, guarantees the payment by Midwest of certain liabilities payable to Joliet Trust I and (iv) the Guaranty Agreement dated as of August 17, 2000 made by the Guarantor in favor of Joliet Trust II that, among other things, guarantees the payment by Midwest of certain liabilities payable to Joliet Trust II.

                        "POWERTON/JOLIET INTERCOMPANY NOTES" means the promissory notes of the Guarantor dated as of August 24, 2000 having an aggregate principal amount equal to $1,367,000,000, evidencing in each case a loan from Midwest to the Guarantor.

                        "PROJECT DEBT SERVICE" means, for any period, all accrued interest and principal payments during such period for the Consolidated Operating Projects. Any principal payments made due to refinancing shall be excluded.

                        "PROJECT OPERATING EXPENSES" means all accrued expenses by the Consolidated Operating Projects which are necessary for the

                           AMENDMENT TWO TO GUARANTEE
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continued operation and maintenance of the Consolidated Operating Projects which shall include operating lease payments and foreign taxes paid but exclude depreciation and amortization or any capital expenditure undertaken primarily to increase the efficiency of, expand or re-power the Consolidated Operating Projects or capital expenditures for environmental purposes which are not required by applicable law.

                        "PROJECT REVENUES" means, for any period, all accrued revenues by the Consolidated Operating Projects during such period, including revenues from the sale of energy and capacity, steam and fuel plus accruals for business interruption insurance and all interest and other income.

                        "RECOURSE DEBT" means, on any date, the sum (without duplication) of the following indebtedness of the Guarantor: (a) all indebtedness for borrowed money other than Subordinated Debt; (b) all guarantees for (i) indebtedness of the Subsidiaries and (ii) rental expenses of the Subsidiaries; (c) all reimbursement obligations with respect to surety bonds, letters of credit (to the extent not collateralized with cash or Cash Equivalent Investments), bankers' acceptances and similar instruments (in each case, whether or not matured); (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; and (e) Derivatives Obligations. For purposes of the foregoing,
(i) indebtedness of the Guarantor shall exclude, to the extent included, (A) indebtedness of the Guarantor evidenced by the Powerton/Joliet Intercompany Notes for so long as amounts payable thereunder are subject to setoff against amounts paid under the Powerton/Joliet Guarantees in accordance with the terms of the Powerton/Joliet Intercompany Notes; (B) indebtedness of the Guarantor evidenced by the Synthetic Lease Intercompany Note for so long as amount payable thereunder are subject to setoff against payments under the Synthetic Lease Guarantee in accordance with the terms of the Synthetic Lease Intercompany Note; and (C) indebtedness of the Guarantor under guarantees of rental expenses to the extent attributable to lease indebtedness provided by Subsidiaries under leasing transactions, including, without limitation, indebtedness of the Guarantor under the Synthetic Lease Guarantee to the extent attributable to lease indebtedness provided by Subsidiaries as Synthetic Lease Tranche A Loans; and (ii) the amount of indebtedness of the Guarantor under guarantees of rental expenses of the Subsidiaries on any date of determination shall be the termination value under the related lease on such date of determination (adjusted so as to give effect to adjustments contemplated by clause (i)(C) above, if applicable) plus reasonably anticipated indemnity or other

                           AMENDMENT TWO TO GUARANTEE
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similar payments as of such date of determination; provided that the amount of indebtedness of the Guarantor under each Powerton/Joliet Guarantee on any date of determination shall be the Termination Value (or, if applicable, Special Termination Value) as defined in such Powerton/Joliet Guarantee on such date of determination plus reasonably anticipated indemnity or other similar payments as of such date of determination.

                        "RECOURSE DEBT TO RECOURSE CAPITAL RATIO" means, on any date, the ratio of: (a) Recourse Debt on such date to (b) the sum on such date of (i) Consolidated Net Worth on such date PLUS (ii) Recourse Debt.

                        "SUBORDINATED DEBT" means all unsecured Indebtedness of the Guarantor for money borrowed which is subordinated, upon terms (including the terms applicable to the payment, prepayment, redemption, purchase or defeasance thereof) satisfactory to the Majority Banks, in right of payment to the payment in full in cash of all Obligations.

                        "SYNTHETIC LEASE CREDIT AGREEMENT" means the Credit Agreement dated as of June 23, 2000 among EME/CDL Trust, Midwest Peaker Holdings, Inc., Citicorp Del-Lease, Inc. and Citicorp North America, Inc.

                        "SYNTHETIC LEASE GUARANTEE" means the Guaranty Agreement dated as of June 23, 2000 made by the Guarantor in favor of the EME/CDL Trust.

                        "SYNTHETIC LEASE INTERCOMPANY NOTE" means the intercompany note of the Guarantor dated as of July 10, 2000 having a principal amount of $300,000,000, evidencing a loan from Midwest to the Guarantor.

                        "SYNTHETIC LEASE TRANCHE A LOANS" means the Tranche A Loans (as defined in the Synthetic Lease Credit Agreement).

            (c) SECTION 4.1 of the Guarantee shall be amended by deleting
Section 4.1.1(iii) in its entirety and replacing it with the following:

            "concurrently with the delivery of the financial statements referred to in Clause 4.1.l(i) a certificate, executed by the controller, treasurer or chief financial officer of the Guarantor, showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Facility Agent) compliance with the financial covenants set forth in Clause 4.2.9 and 4.2.10;"

                           AMENDMENT TWO TO GUARANTEE
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            (d) SECTION 4.2 of the Guarantee shall be amended by deleting
Section 4.2.3 in its entirety and replacing it with the following:

            "[INTENTIONALLY OMITTED]".

            (e) SECTION 4.2 of the Guarantee shall be amended by deleting
Section 4.2.5(ii) in its entirety and replacing it with the following:

            "so long as no default (by reason of the violation of Clause
4.2.9 and 4.2.10) has occurred and is continuing or would occur after giving effect thereto, the Guarantor or any of its Subsidiaries may purchase all or substantially all of the assets of any Person, or (in the case of any such Subsidiary) acquire such person by merger; and"

            (f) SECTION 4.2 of the Guarantee shall be amended by adding the following sections:

                        "Section 4.2.9 INTEREST COVERAGE. The Guarantor will at the end of each of its fiscal quarters maintain an Interest Coverage Ratio for the immediately preceding four consecutive fiscal quarters of the Guarantor of not less than 1.50 to 1.00.

                        "Section 4.2.10 RECOURSE DEBT TO RECOURSE CAPITAL RATIO. The Guarantor will at the end of each of its fiscal quarters maintain a Recourse Debt to Recourse Capital Ratio of not more than 0.675 to 1.00."

            Section 3. CONDITIONS PRECEDENT. This Amendment shall become effective and the Guarantee shall be amended on the date (the "AMENDMENT EFFECTIVE DATE") on which the Facility Agent shall have executed the Amendment and shall have received from the Guarantor and the Borrower a copy of this Amendment duly executed and delivered by the Guarantor and the Borrower. Notwithstanding the preceding sentence, this Amendment shall not become effective and the Guarantee shall not be amended on the Amendment Effective Date (a) if a Potential Event of Default or an Event of Default has occurred and is continuing on such date and (b) unless, except as disclosed in the Guarantor's filings with the Securities and Exchange Commission pursuant to the Exchange Act of 1934 (copies of which have been provided to the Facility Agent), the representations and warranties of the Guarantor contained in the Loan Documents are true and correct in all material respects as of the Amendment Effective Date with the same effect as though such representations and warranties had been made on and as of the Amendment Effective Date (except for such representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such specified date).

                           AMENDMENT TWO TO GUARANTEE
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            Section 4. MISCELLANEOUS. Except as expressly amended hereby, the
Guarantee is hereby reaffirmed in all respects and all of the terms and provisions of the Guarantee are and shall remain in full force and effect. This Amendment may be executed in any number of counterparts and by facsimile signature, all of which taken together shall constitute one and the same original instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. This Amendment shall be governed by, and construed in accordance with, the laws of England.

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                           AMENDMENT TWO TO GUARANTEE
                                       8
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective officers thereunto duly authorized.

                              EDISON MISSION ENERGY


                              By:      /s/ G. Gary Garcia
                                  -------------------------------------
                              Name:    G. Gary Garcia
                              Title:   Treasurer
                              Date:    May 29, 2001

                              EME FINANCE UK LIMITED


                              By:      /s/ Cynthia S. Dubin
                                   ------------------------------------
                              Name:    Cynthia S. Dubin
                              Title:   Director
                              Date:    May 31, 2001

                              BARCLAYS BANK PLC, as Facility Agent for the Banks party to the Coal and CAPEX Facility Agreement


                              By:      /s/ Duncan Nash
                                   ------------------------------------
                              Name:    Duncan Nash
                              Title:   Manager
                              Date:    May 29, 2001

                              BARCLAYS BANK PLC, as Facility Agent, on behalf of, and with the consent of, the Majority Banks


                              By:      /s/ Duncan Nash
                                   ------------------------------------
                              Name:    Duncan Nash
                              Title:   Manager
                              Date:    May 29, 2001


                           AMENDMENT TWO TO GUARANTEE
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